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                         INDEPENDENT AUDITORS' CONSENT


    We consent to the use in this Amendment No. 1 to Registration Statement No. 333-51055 of Scheid Vineyards Inc. on Form SB-2 of our report dated February 13, 1998 appearing in the Prospectus, which is part of such Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Los Angeles, California
May 6, 1998